SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        September 3, 2009

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	000-49872	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:                   (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 3, 2009, Hennessy Advisors, Inc. (“Hennessy Advisors”) and Neil J. Hennessy, the Chief Executive Officer of Hennessy Advisors, amended Mr. Hennessy’s employment agreement with Hennessy Advisors (the “Amendment”).  The Amendment reflects changes to the manner in which Mr. Hennessy’s incentive-based bonus is calculated.

Hennessy Advisors entered into the employment agreement with Mr. Hennessy in connection with his service as Hennessy Advisors’ chairman of the board of directors and chief executive officer and as chief investment officer and portfolio manager for the mutual funds managed by Hennessy Advisors, effective at the completion of Hennessy Advisors’ initial public offering in February 2002.  In 2006, Hennessy Advisors renewed the employment agreement for a five-year term ending in 2011, with automatic one-year renewal terms thereafter.  Since 2002, Mr. Hennessy has received an annual salary of $180,000 and any other benefits that other employees receive.  In addition to his base compensation, Mr. Hennessy receives an incentive-based bonus in the amount of 10% of our pre-tax profits, as computed for financial reporting purposes in accordance with accounting principles generally accepted in the United States of America, except as specified in the employment agreement.  The Amendment provides that in addition to pre-tax profit being computed without regard to bonuses payable for the fiscal year, pre-tax profits are to be computed without regard to depreciation expense, amortization expense, compensation expense related to restricted stock units (or other stock-based compensation expense) and asset impairment charges.

The Amendment, dated as of September 3, 2009, between Hennessy Advisors and Mr. Hennessy is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description

99.1	Amendment to Employment Agreement Dated September 3, 2009

SIGNATURE PAGE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC. (registrant)

September 9, 2009	By:	/s/ Daniel B. Steadman
Daniel B. Steadman
Executive Vice President

Signature Page

HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated September 3, 2009

Exhibit	Description

99.1	Amendment to Employment Agreement Dated September 3, 2009

Exhibit Index